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                                                                    EXHIBIT 21.1

The following is a list of all subsidiaries of Paging Network, Inc.:


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
                                                                                         OWNERSHIP
                 NAME OF SUBSIDIARY                     JURISDICTION OF INCORPORATION    PERCENTAGE
                 ------------------                     -----------------------------    ----------
PageNet, Inc.                                                     Delaware                   100%
Paging Network of America, Inc.                                   Delaware                   100%
Paging Network Canadian Holdings, Inc.                            Delaware                   100%
Paging Network of Colorado, Inc.                                  Delaware                   100%
Paging Network Finance Corp.                                      Delaware                   100%
Paging Network International, Inc.                                Delaware                   100%
Paging Network of Michigan, Inc.                                  Delaware                   100%
Paging Network of Northern California, Inc.                       Delaware                   100%
Paging Network of San Francisco, Inc.                             Delaware                   100%
Vast Solutions, Inc.                                              Delaware                   100%
PageNet de Argentina S.A.                                         Argentina                   99%
Paging Network do Brasil S.A.                                      Brazil                   17.5%
Paging Network of Canada Inc.                                      Canada                    100%
PageNet Chile S.A.                                                  Chile                    100%
Paging Network International N.V.                              The Netherlands               100%
Paging Network (UK), Limited                                       England                   100%
Madison Telecommunications Holdings, Inc.                          Canada                     80%
Madison Telecommunications, Inc.                                   Canada                     80%
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